Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACT:	R. Jordan Gates
Chief Financial Officer
		(206) 674-3427	FOR IMMEDIATE RELEASE

__________________________________________________________________________________________

EXPEDITORS ANNOUNCES $.30 PER SHARE THIRD QUARTER NET EARNINGS

SEATTLE, WASHINGTON – November 4, 2003, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced quarterly net earnings of $32,558,000 for the third quarter of 2003, compared with $30,619,000 for the same quarter of 2002, an increase of 6%.  Net revenues for the third quarter of 2003 increased 11% to $196,849,000 as compared with $177,761,000 reported for the third quarter of 2002.  Total revenues and operating income were $711,469,000 and $49,380,000 in 2003 compared with $620,394,000 and $47,321,000 for the same quarter of 2002, an increase of 15% and 4%, respectively.   Diluted net earnings per share for the third quarter were $.30 as compared with $.28 for the same quarter in 2002, an increase of 7%.  Same store net revenues and operating income increased 11% and 5%, respectively, for the third quarter of 2003 when compared with 2002.

For the nine months ended September 30, 2003, net earnings rose to $85,587,000 from $76,533,000 in 2002, an increase of 12%.  Net revenues for the nine months increased to $545,136,000 from $480,611,000 for 2002, up 13%. Total revenues and operating income for the nine months were $1,893,528,000 and $128,214,000 in 2003 compared with $1,605,690,000 and $116,052,000 for the same period in 2002, increases of 18% and 10%, respectively.  Diluted net earnings per share for the first three quarters of 2003 were $.79 as compared with $.70 for the same period of 2002, an increase of 13%.  Same store net revenues and operating income increased 13% and 11%, respectively, for the nine months ended September 30, 2003, when compared with the same period of 2002.

“The story this quarter was really pre-announced back in the middle of September,” said Peter J. Rose, Chairman and Chief Executive Officer.  “We’re not big on making predications, but our August results made it clear that we needed to comment on the financial implications of emerging trends.  We went on to have a fundamentally sound September and we continue to work to catch up with the carrier rate increases. Margins did improve somewhat as the third quarter concluded, but growth in airfreight tonnage was not sufficient to make up for the August shortfall.  All things considered, this quarter illustrates the benefits of having a well-balanced logistics service offering as our ocean and brokerage services were strong and this strength more than kept us moving forward,” Rose added.

“We are grateful to our employees, who have proven over the long run to be more than capable of overcoming any short-term challenge we may have faced,” Rose stated.  “At the same time, we have to be grateful for the fact that we were able to report record third quarter results without having to take drastic cost-cutting steps that could have affected future initiatives,” Rose concluded.

Expeditors is a global logistics company.  Headquartered in Seattle, Washington, the company employs trained professionals in 169 offices and 13 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Expeditors International of Washington, Inc.

3rd Quarter 2003 Earnings Release

November 4, 2003

Expeditors International of Washington, Inc.

Financial Highlights

Three months and Nine months ended

September 30, 2003 and 2002

Unaudited

(in 000’s of US dollars except share data)

	Three months ended September 30,			Nine months ended September 30,
	2003	2002	% Inc.	2003	2002	% Inc.
Revenues	$711,469	$620,394	15%	$1,893,528	$1,605,690	18%
Net revenues	$196,849	$177,761	11%	$545,136	$480,611	13%
Operating income	$49,380	$47,321	4%	$128,214	$116,052	10%
Net earnings	$32,558	$30,619	6%	$85,587	$76,533	12%
Diluted earnings per share	$.30	$.28	7%	$.79	$.70	13%
Basic earnings per share	$.31	$.29	7%	$.82	$.74	11%
Diluted weighted average shares outstanding	109,190,930	108,565,825		108,927,724	108,783,356
Basic weighted average shares outstanding	105,042,210	104,233,184		104,636,462	103,809,654

New Offices Opened during the 3rd Quarter of 2003:

UNITED STATES

Orlando, Florida

Tampa, Florida

Investors may submit written questions via e-mail to: investor@expeditors.com

Or by fax to: (206) 674-3459

Questions received by the end of business on November 5, 2003 will be considered in management’s
8-K “Responses to Selected Questions” expected to be furnished on or about November 10, 2003.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	September 30, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$292,995	$211,859
Short-term investments	125	87
Accounts receivable, net	449,323	385,864
Other current assets	28,310	7,676
Total current assets	770,753	605,486

Property and equipment, net	234,789	204,966
Goodwill, net	5,725	5,299
Deferred Federal and state income taxes	7,451	11,008
Other assets	22,089	53,189

	$1,040,807	$879,948
Liabilities and Shareholders’ Equity

Current liabilities:
Short-term debt	50	1,319
Accounts payable	314,711	248,302
Accrued expenses, primarily salaries and related costs	83,693	79,847
Deferred Federal and state income taxes	16,977	9,678
Federal, state and foreign income taxes	11,990	16,990
Total current liabilities	$427,421	$356,136

Shareholders’ equity:
Preferred stock, par value $.01 per share. Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share. Authorized 320,000,000 shares; issued and outstanding 104,961,612 shares at September 30, 2003 and 104,220,940 shares at December 31, 2002	1,050	1,042
Additional paid-in capital	26,477	21,701
Retained earnings	589,256	512,036
Accumulated other comprehensive loss	(3,397)	(10,967)
Total shareholders’ equity	613,386	523,812

	$1,040,807	$879,948

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Revenues:
Airfreight	$307,645	$318,842	$861,973	$823,447
Ocean freight and ocean services	284,893	205,238	707,217	520,716
Customs brokerage and import services	118,931	96,314	324,338	261,527

Total revenues	711,469	620,394	1,893,528	1,605,690

Operating expenses:
Airfreight consolidation	237,657	248,999	658,735	632,206
Ocean freight consolidation	229,601	159,206	564,102	401,145
Customs brokerage and import services	47,362	34,428	125,555	91,728
Salaries and related costs	103,274	92,081	294,828	256,608
Rent and occupancy costs	12,520	10,193	34,977	30,093
Depreciation and amortization	6,090	5,655	17,792	17,067
Selling and promotion	5,784	4,858	16,423	14,154
Other	19,801	17,653	52,902	46,637
Total operating expenses	662,089	573,073	1,765,314	1,489,638

Operating income	49,380	47,321	128,214	116,052

Interest expense	(16)	(10)	(141)	(142)
Interest income	1,106	1,557	3,360	4,530
Other, net	399	(167)	2,295	1,182

Other income, net	1,489	1,380	5,514	5,570

Earnings before income taxes	50,869	48,701	133,728	121,622

Income tax expense	18,311	18,082	48,141	45,089

Net earnings	$32,558	$30,619	$85,587	$76,533

Diluted earnings per share	$0.30	$0.28	$0.79	$0.70

Basic earnings per share	$0.31	$0.29	$0.82	$0.74

Weighted average diluted shares outstanding	109,190,930	108,565,825	108,927,724	108,783,356

Weighted average basic shares outstanding	105,042,210	104,233,184	104,636,462	103,809,654

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Operating Activities:
Net earnings	$32,558	$30,619	$85,587	$76,533
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	426	1,447	340	1,931
Deferred income tax expense	3,555	3,547	6,841	8,436
Tax benefits from employee stock plans	1,826	313	5,071	5,296
Depreciation and amortization	6,090	5,655	17,792	17,067
Gain on sale of property and equipment	(64)	(18)	(146)	(1,575)
Other	1,049	239	2,734	731
Changes in operating assets and liabilities:
Increase in accounts receivable	(76,911)	(18,081)	(64,226)	(65,411)
Decrease (increase) in other current assets	(9,311)	1,249	(20,059)	(3,446)
Increase (decrease) in accounts payable and other current liabilities	52,561	(2,071)	61,856	50,251

Net cash provided by operating activities	11,779	22,899	95,790	89,813

Investing Activities:
Increase in short-term investments	(46)	(27)	(43)	(21)
Purchase of property and equipment	(4,301)	(7,260)	(13,194)	(17,331)
Proceeds from sale of property and equipment	151	166	289	3,929
Cash paid for note receivable secured by real estate	—	(1,347)	—	(3,961)
Other	(380)	347	(384)	71

Net cash used in investing activities	(4,576)	(8,121)	(13,332)	(17,313)

Financing Activities:
Borrowings (repayments) of short-term debt, net	(440)	1,496	(1,324)	109
Proceeds from issuance of common stock	13,165	9,723	18,222	15,144
Repurchases of common stock	(13,083)	(9,288)	(18,510)	(14,426)
Dividends paid	—	—	(8,368)	(6,235)

Net cash provided by (used in) financing activities	(358)	1,931	(9,980)	(5,408)

Effect of exchange rate changes on cash	1,735	(2,603)	8,658	1,563

Increase in cash and cash equivalents	8,580	14,106	81,136	68,655

Cash and cash equivalents at beginning of period	284,415	273,226	211,859	218,677

Cash and cash equivalents at end of period	292,995	287,332	292,995	287,332

Interest and taxes paid:
Interest	15	15	139	142
Income tax	18,211	9,340	53,623	25,859

Non-Cash Investing Activities - Cash held in escrow of $30,954 at December 31, 2002 was applied toward the purchase of land and a building in January 2003.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United States	Other N. America	Far East	Europe	Australia/ New Zealand	Latin America	Middle East	Elimi- nations	Consoli- dated
Three months ended September 30, 2003

Revenues from unaffiliated customers	$131,237	16,061	410,668	105,459	8,624	9,702	29,718	—	711,469
Transfers between geographic areas	$12,584	621	1,778	2,880	1,001	1,085	849	(20,798)	—
Total revenues	$143,821	16,682	412,446	108,339	9,625	10,787	30,567	(20,798)	711,469

Net revenues	$80,094	9,070	56,792	34,602	5,026	3,594	7,671	—	196,849
Operating income	$16,255	1,641	24,365	4,341	1,113	342	1,323	—	49,380
Identifiable assets at quarter end	$526,857	30,535	195,111	229,081	17,615	14,862	26,746	—	1,040,807
Capital expenditures	$2,100	175	740	900	27	92	267	—	4,301
Depreciation and amortization	$3,061	321	792	1,317	169	143	287	—	6,090
Equity	$650,269	10,793	145,826	54,755	11,940	2,231	11,295	(273,723)	613,386

Three months ended September 30, 2002

Revenues from unaffiliated customers	$121,075	15,967	359,359	83,786	6,169	7,500	26,538	—	620,394
Transfers between geographic areas	$7,925	493	1,536	2,340	1,081	793	691	(14,859)	—
Total revenues	$129,000	16,460	360,895	86,126	7,250	8,293	27,229	(14,859)	620,394

Net revenues	$73,442	8,214	53,065	28,941	4,033	3,297	6,769	—	177,761
Operating income	$15,812	1,637	22,760	3,758	857	723	1,774	—	47,321
Identifiable assets at quarter end	$469,670	24,944	162,221	130,043	12,506	8,393	23,438	—	831,215
Capital expenditures	$4,498	265	692	993	311	46	455	—	7,260
Depreciation and amortization	$3,051	324	695	1,070	155	113	247	—	5,655
Equity	$504,059	8,398	132,079	36,467	8,782	823	8,262	(206,218)	492,652

Nine months ended September 30, 2003

Revenues from unaffiliated customers	$381,429	48,307	1,033,973	294,443	22,504	26,162	86,710	—	1,893,528
Transfers between geographic areas	$26,221	1,405	4,842	7,662	2,864	3,019	2,354	(48,367)	—
Total revenues	$407,650	49,712	1,038,815	302,105	25,368	29,181	89,064	(48,367)	1,893,528

Net revenues	$223,358	26,067	151,886	98,473	13,577	10,057	21,718	—	545,136
Operating income	$40,269	4,860	63,086	12,172	2,626	1,331	3,870	—	128,214
Identifiable assets at quarter end	$526,857	30,535	195,111	229,081	17,615	14,862	26,746	—	1,040,807
Capital expenditures	$5,646	888	2,825	2,360	179	330	966	—	13,194
Depreciation and amortization	$9,279	944	2,289	3,685	475	400	720	—	17,792
Equity	$650,269	10,793	145,826	54,755	11,940	2,231	11,295	(273,723)	613,386

Nine months ended September 30, 2002

Revenues from unaffiliated customers	$344,614	44,203	875,874	224,774	16,913	21,817	77,495	—	1,605,690
Transfers between geographic areas	$19,411	1,462	4,558	6,829	3,105	2,442	2,063	(39,870)	—
Total revenues	$364,025	45,665	880,432	231,603	20,018	24,259	79,558	(39,870)	1,605,690

Net revenues	$203,036	23,394	135,492	79,313	11,043	9,148	19,185	—	480,611
Operating income	$37,607	4,350	56,571	8,931	2,340	1,343	4,910	—	116,052
Identifiable assets at quarter end	$469,670	24,944	162,221	130,043	12,506	8,393	23,438	—	831,215
Capital expenditures	$8,310	747	1,831	4,201	923	108	1,211	—	17,331
Depreciation and amortization	$9,412	1,032	2,053	2,970	402	442	756	—	17,067
Equity	$504,059	8,398	132,079	36,467	8,782	823	8,262	(206,218)	492,652

Certain 2002 amounts have been reclassified to conform to the 2003 presentation.